UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2007

Exact Name of Registrant as Specified
	in Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number
1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431
1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant or, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Director Conditional Resignations
     Pinnacle West Capital Corporation (the “Company”) announced that it will seek shareholder approval at its 2007 Annual Meeting of Shareholders to declassify its Board of Directors and provide for the annual election of directors. Currently, directors are elected to staggered, three-year terms.
     The Company’s 2007 Proxy Statement will include a proposal, unanimously recommended by the Board, to amend the Company’s Articles of Incorporation to provide for the annual election of each director. Passage of this amendment will require the approval of 66 2/3% of the total number of outstanding shares of common stock. If the shareholders do not approve the amendment, one-third of the Board (the Company’s “Class I” directors) will stand for election to a three-year term and the remaining directors will continue in their existing terms.
     In light of the proposed amendment, each of the Company’s “Class II” and “Class III” directors submitted a resignation letter on January 17, 2007 conditioned solely upon, and effective without further act immediately upon, the effectiveness of the amendment following shareholder approval of the amendment at the 2007 Annual Meeting. The Company’s Class II directors consist of Edward N. Basha, Jr., Michael L. Gallagher, Bruce J. Nordstrom, and William J. Post, and the Company’s Class III directors consist of Jack E. Davis, Pamela Grant, Martha O. Hesse, and William S. Jamieson, Jr.
2007 Incentive Plans
     On January 16, 2007, the Human Resources Committee (the “Committee”) of the Company’s Board of Directors approved the portion of the 2007 Pinnacle West Employee Variable Incentive Plan (the “Pinnacle West Incentive Plan”) that provides for an incentive award opportunity for the Company’s Chairman of the Board and CEO, William J. Post. Mr. Post’s award opportunity is based on 2007 Company earnings, excluding the non-fuel impacts from the pending Arizona Corporation Commission (“ACC”) general rate case. The Committee will evaluate impacts from prior period-related adjustments on actual earnings. Once a specified Company earnings threshold is met, the achievement of the level of earnings generally determines what award, if any, Mr. Post receives. However, the amount of the award, if any, to Mr. Post is in the sole discretion of the Committee. Accordingly, the Committee may consider factors other than 2007 Company earnings to measure Mr. Post’s performance.
     On January 17, 2007, the Company’s Board of Directors, acting on the recommendation of the Committee, approved the 2007 APS Employee Variable Incentive Plan (the “APS Incentive Plan”). In addition to Mr. Post, the following “named executive officers” from the Company’s proxy statement relating to its May 17, 2006 annual meeting are eligible to participate in the APS Incentive Plan:
•	Jack E. Davis, President of the Company and Chief Executive Officer of APS;

•	Donald E. Brandt, Executive Vice President and Chief Financial Officer of the Company and President and Chief Financial Officer of APS; and

•	Steven M. Wheeler, Executive Vice President, Customer Service and Regulation of APS.

     The award opportunity for Mr. Davis and Mr. Brandt under the APS Incentive Plan is based on APS’ 2007 earnings. Mr. Wheeler’s award opportunity is based on APS’ 2007 earnings and the achievement of specified business unit results. For this purpose, APS’ 2007 earnings exclude the non-fuel impacts from the pending ACC general rate case. The Committee will evaluate impacts from prior period-related adjustments on actual earnings. Once a specified APS earnings threshold is met, the achievement of the level of earnings (and in the case of Mr. Wheeler, business unit results) generally determines what award, if any, the APS Incentive Plan participant receives. However, the amount of the award, if any, to each participant is in the sole discretion of the Committee. Accordingly, the Committee may consider factors other than APS earnings and the achievement of business unit results to measure performance.
     Subject to the foregoing, award opportunities (expressed as a percentage of the officer’s base salary) for the officers listed below will be based on the following performance measures (weighted according to the indicated percentages):

Officer	Performance Measure(s)	Award Opportunity
William J. Post	Company Earnings	Threshold (50%) Midpoint (100%) Maximum (150%)

Donald E. Brandt	APS Earnings	Threshold (37.5%) Midpoint (75%) Maximum (150%)

Jack E. Davis	APS Earnings	Threshold (37.5%) Midpoint (75%) Maximum (150%)

Steven M. Wheeler	APS Earnings	APS Earnings:
Threshold (0%) Midpoint (25%) Maximum (50%)

	Delivery Unit Business Results— safety performance (up to 10%); customer experience survey (up to 9%); business performance trends (up to 13%); customer reliability (up to 12%); and environmental performance (up to 6%)	Delivery Business Unit Results (up to 50%)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: January 19, 2007	By:	/s/ Donald E. Brandt
Donald E. Brandt
Executive Vice President and Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: January 19, 2007	By:	/s/ Donald E. Brandt
Donald E. Brandt
President and Chief Financial Officer